Exhibit 99.1

SRx Health Solutions Appoints Sammy Dorf to Board of Directors

TAMPA, FL, November 10, 2025 — SRx Health Solutions, Inc. (NYSE American: SRXH) (the “Company”) today announced the appointment of Sammy Dorf, Esq. to its Board of Directors.

Sammy is a pioneering force in the modern cannabis economy and one of the industry’s most accomplished dealmakers, strategists, and growth architects. Most recently serving as Executive Chairman of Flora Growth Corp. (NASDAQ: FLGC), Sammy guided the company through a transformative phase marked by innovation, disciplined expansion, and a strategic transition into a crypto treasury company.

With nearly a decade of leadership at the intersection of cannabis, capital markets, and strategic development, Sammy brings an unmatched combination of legal expertise, entrepreneurial insight, and operational execution. His career has been defined by his ability to envision and deliver large-scale growth initiatives that balance community engagement, regulatory excellence, and brand innovation.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements may not be achieved. Further information on the Company’s risk factors is contained in our filings with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:

SRx Health Solutions, Inc.
Kent Cunningham, Chief Executive Officer

Investor Contact:

KCSA Strategic Communications
Valter Pinto, Managing Director
T: 212-896-1254
Valter@KCSA.com